EX-99.906CERT

EXHIBIT 19 (b)

RULE 30a-2(b) CERTIFICATIONS

In connection with the Report of Cohen & Steers ETF Trust (the “Registrant”) on Form N-CSR as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Giallanza, Principal Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James Giallanza
James Giallanza Principal Executive Officer
(President and Chief Executive Officer)
Date: December 3, 2025

EXHIBIT 19 (b)

RULE 30a-2(b) CERTIFICATIONS

In connection with the Report of Cohen & Steers ETF Trust (the “Registrant”) on Form N-CSR as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Albert Laskaj, Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Albert Laskaj
Albert Laskaj
Principal Financial Officer
(Treasurer and Chief Financial Officer)
Date: December 3, 2025